UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Helix Energy Solutions Group, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 10, 2018. Three proposals, as described in the Company’s Proxy Statement dated March 27, 2018, were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results:

●      Election of Director Nominees.

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Owen Kratz	130,189,250	1,246,912	—	8,388,086
James A. Watt	129,292,686	2,143,476	—	8,388,086

Each of the directors received the affirmative vote of a plurality (as well as a majority) of the shares cast and were elected as Class III directors to the Company’s board of directors to serve a three-year term expiring at the annual meeting of shareholders in 2021 or, if at a later date, until their successors are elected and qualified.

●      Proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
139,344,116	470,578	9,554	—

This proposal received a majority of the votes cast; accordingly, our shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2018.

●      Approval, on a non-binding advisory basis, of the 2017 compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,650,690	3,743,467	42,005	8,388,086

This proposal received a majority of the votes cast; accordingly our shareholders approved, on a non-binding advisory basis, the 2017 compensation of our named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 10, 2018

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson
Executive Vice President and General Counsel